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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-106882, 33-74556, 33-87758, 33-87760, 333-45917, 333-58688 and 333-58690) of GreenPoint Financial Corp. of our report dated January 21, 2004, except for Note 23 for which the date is February 16, 2004, relating to the financial statements of GreenPoint Financial Corp., which appears in the Current Report on Form 8-K of GreenPoint Financial Corp. dated March 8, 2004.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS